SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 6, 2003

(Date of earliest event reported)

HILB, ROGAL AND HAMILTON COMPANY

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-15981 (Commission File Number)	54-1194795 (IRS Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of Principal Executive Offices)	23060-1220 (Zip Code)

Registrant’s telephone number, including area code:

(804) 747-6500

Item 5.

Other Events.

In May 2003, Hilb, Rogal and Hamilton Company (the “Company”) adopted Amended and Restated Articles of Incorporation (the “Articles”) and Amended Bylaws (the “Bylaws”).  The Articles became effective on May 7, 2003.  The Bylaws became effective on May 6, 2003.

The following is a description of the Company’ capital stock.  This description is qualified in its entirety by reference to applicable provisions of Virginia law and the Company’s Articles and Bylaws, the complete text of which are filed as exhibits to this Current Report.

Common Stock

The Company has authorized capital stock consisting of 100,000,000 shares of Common Stock, without par value.  The holder of each share of Common Stock is entitled to one vote per share.  Each share of Common Stock shares ratably with respect to dividends and upon liquidation.  The shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to additional shares of Common Stock or to securities convertible into Common Stock.

The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the class of directors subject to election at that meeting can elect all of the directors comprising that class, and in such event holders of the remaining minority of shares so voting will not be able to elect any member of that class of the Board of Directors.

Certain Provisions of the Company’s Charter and Bylaws

The Articles provide that the Board of Directors is divided into three classes having staggered three year terms.  This provision could have the effect of making it more difficult for a third party to acquire control of the Board of Directors or of discouraging a third party from attempting to acquire a majority of the outstanding voting stock of the Company.

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.”  Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%.  For purposes of the Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and receive d the affirmative vote of, a majority of the Disinterested Directors then on the board.  At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute.  In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher.  They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations.  In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation.  The Company has not adopted such an amendment.

Control Share Acquisitions

The Virginia Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33/1/3% or 50%) of the total votes entitled to be cast for the election of directors.  Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.  The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.  These provisions were designed to deter certain takeovers of Virginia public corporations.  Neither the Articles nor the Bylaws contain a provision that makes these provisions inapplicable to acquisitions of its shares.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

3.1

Amended and Restated Articles of Incorporation of Hilb, Rogal and Hamilton Company.

3.2

Bylaws of Hilb, Rogal and Hamilton Company (Amended and Restated May 6, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB, ROGAL AND HAMILTON COMPANY

(Registrant)

Date:  August 11, 2003

By:

/s/ Carolyn Jones

Carolyn Jones

Senior Vice President, Chief

Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

Document

3.1

Amended and Restated Articles of Incorporation of Hilb, Rogal and Hamilton Company.

3.2

Bylaws of Hilb, Rogal and Hamilton Company (Amended and Restated May 6, 2003).